Exhibit 99.1

14040 Park Center Road, Suite 210, Herndon, VA 20171; 703-674-5500; Fax 703-674-5506
E-mail: info@steelcloud.com

For investor or marketing information contact: William D. Hughes at 703-674-5560, whughes@steelcloud.com
For financial information please access our web site at www.steelcloud.com

PRESS RELEASE
For Immediate Distribution

SteelCloud Announces Fiscal 2006 Results
Company Turnaround and Profit Restoration on Track for 2007

Herndon, VA—January 10, 2007--SteelCloud, Inc. (Nasdaq: SCLD), a leading engineering and manufacturing integrator of network centric and embedded computing solutions today announced financial results for its 2006 fiscal year which ended October 31, 2006. The Company installed a new management team in June, which initiated a turnaround plan during the fiscal third quarter. The Company had revenues for fiscal year 2006 of $24,215,911 compared to $34,525,138 in fiscal year 2005. The anticipated decline in revenues was primarily the result of a previously disclosed de-emphasis in the sales of low margin product lines.

Previously reported non-recurring goodwill and restructuring write-offs accounted for nearly 60% of the net loss for the fiscal year 2006 of ($10,040,153) compared to a net loss ($129,654) in fiscal year 2005. Net loss per share was ($.71) compared to a loss of ($.01) per share in 2005. Excluding one-time, non-recurring charges the net loss for fiscal 2006 was approximately ($4,140,493) or ($.29) per share. The Company anticipates no additional non-recurring charges over the next fiscal year.

Revenues for the Company’s fiscal 2006 fourth quarter were $5,389,618 compared to $7,890,807 in the fourth quarter of fiscal 2005. However, gross profits for the fourth quarter were ahead of the turnaround plan at 25.5% compared to 17.8% in the fourth quarter of fiscal 2005. As a result of improved gross profits, the net loss for the fiscal 2006 fourth quarter was approximately $250,000 less than anticipated. The fourth quarter loss was ($784,768) or ($.06) per share compared with a loss of ($933,341) or ($.07) per share in fiscal 2005.

“Seven months ago, the management team initiated corrective actions to return SteelCloud to profitability,” said Clifton W. Sink, SteelCloud CEO and President. “We instituted across-the-board expense reductions, discontinued non-revenue producing activities, and upgraded our personnel. I am pleased to report that the turnaround plan is on schedule. By the second month of fiscal 2007, we have announced significant new contracts that have award values of approximately 60% of our forecasted fiscal 2007 revenues. Going forward, our plan is to grow revenues and margins, quarter-over-quarter starting in Q2 throughout fiscal 2007. Consistent with our previous forecast, we are on target to return to profitability in the fourth quarter of fiscal 2007.”

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Fiscal 2006 Highlights:

•	The July initiated turnaround plan is progressing on schedule. To date, this includes a 26% growth in gross margin percentages from Q3 and a reduction in our quarterly net operating loss.

•	Cash Assets. Cash & cash equivalents were approximately $3.7 million on October 31, 2006.

•	Working Capital. This consists of over $5 million which is adequate to carry the Company to planned fourth quarter profitability and free cash flow.

•	Current Ratio. Current tangible assets are approximately 2.27 times current liabilities.

•	RoHS. Effective July, 2006 all SteelCloud server products met RoHS (Restriction of Hazardous Substances) standards which makes the Company’s servers compliant with the hazardous substance regulations in European Union member states.

As previously announced, the Company will hold a telephone conference call at 10:00 AM EDT on January 11, 2007 to discuss the release. Clifton W. Sink, SteelCloud President and Chief Executive Officer, will host the call. For investors interested in joining the telephone conference call, please dial 800-946-0706 (USA); for international calls dial 719-457-2638 and reference SteelCloud. A recording of the earnings call will be available until 11:59 PM EDT, January 21, 2007 and will be accessible by dialing 888-203-1112 (USA) or 719-457-0820 (International) and keying in 1719334.

About SteelCloud

SteelCloud is an engineering and manufacturing integrator specializing in network centric and embedded computing solutions for the federal government and independent software vendors. The Company designs and manufactures specialized servers and appliances for federal integrators, software vendors and volume users. The Company’s ISO 9001:2000 certified Quality Management System provides procedures for continuous quality improvement in all aspects of its business. Over its nearly 20-year history, SteelCloud has won numerous awards for technical excellence and customer satisfaction. SteelCloud can be reached at 703-674-5500. Additional information is available at www.steelcloud.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward looking statements that involve a number of risks and uncertainties. It is possible that the assumptions made by management are not necessarily the most likely and may not materialize. In addition, other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the computer industry and general economy; competitive factors; ability to attract and retain personnel, including key sales and management personnel; the price of the Company's stock; and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q; and any reports on Form 8K. SteelCloud takes no obligation to update or correct forward-looking statements.

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STEELCLOUD, INC.
CONSOLIDATED BALANCE SHEETS

	OCTOBER 31,
	2005	2006
ASSETS
Current assets:
Cash and cash equivalents	$6,657,367	$3,655,163
Accounts receivable, net of allowance for doubtful accounts of
$26,000 and $73,000 as of October 31, 2005 and 2006, respectively	5,777,154	3,840,583
Inventory, net	1,218,596	1,144,820
Prepaid expenses and other current assets	264,968	206,287
Deferred contract costs	94,549	217,494

Total current assets	14,012,634	9,064,347
Property and equipment, net	1,255,666	1,039,752
Equipment on lease, net	698,285	441,866
Goodwill and other intangible assets, net	4,571,992	—
Deferred tax asset	400,000	—
Other assets	114,060	57,092

Total assets	$21,052,637	$10,603,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,467,028	$2,639,346
Accrued expenses	982,149	1,139,373
Notes payable, current portion	70,952	14,629
Unearned revenue	310,940	200,813

Total current liabilities	4,831,069	3,994,161
Notes payable, long-term portion	63,088	28,991
Other	161,166	367,741

Total long-term liabilities	224,254	396,732
Stockholders’ equity:
Preferred stock, $.001 par value; 2,000,000 shares authorized, 0 and 0
shares issued and outstanding at October 31, 2005 and 2006, respectively	—	—
Common stock, $.001 par value; 50,000,000 shares authorized, 14,449,271 and
14,662,176 shares issued and outstanding at October 31, 2005 and 2006,
respectively	14,449	14,662
Additional paid-in capital	49,579,868	49,834,658
Treasury stock, 400,000 shares at October 31, 2005 and 2006, respectively	(3,432,500)	(3,432,500)
Accumulated deficit	(30,164,503)	(40,204,656)

Total stockholders’ equity	15,997,314	6,212,164

Total liabilities and stockholders’ equity	$21,052,637	$10,603,057

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STEELCLOUD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	YEARS ENDED OCTOBER 31,
	2004	2005	2006
Products	22,886,921	31,401,348	21,615,038
Services	4,013,333	3,123,790	2,600,873

Net revenues	$26,900,254	$34,525,138	$24,215,911
Products	18,237,433	23,796,724	17,177,336
Services	2,490,097	2,117,266	2,057,465

Costs of revenues	20,727,530	25,913,990	19,234,801

Gross profit	6,172,724	8,611,148	4,981,110

Selling and marketing	2,141,495	1,868,787	2,482,079
General and administrative	5,711,218	5,806,432	5,972,323
Research and product development	604,667	998,832	634,449
Impairment of goodwill and other intangible assets	—	—	4,485,657
Amortization of intangible assets	100,710	115,113	86,335
Severance and restructuring	—	—	839,642

(Loss) from operations	(2,385,366)	(178,016)	(9,519,375)
Other income (expense):
Interest income	55,005	61,241	56,586
Interest expense	(24,474)	(12,879)	(3,003)
Gain from change in warranty liability	1,642,908	—	—
Other, net	(169,013)	—	(174,361)

(Loss) from operations	(880,940)	(129,654)	(9,640,153)
(Provision for) income tax	—	—	(400,000)
Net (loss) available to common stockholders	$(880,940)	$(129,654)	$(10,040,153)

(Loss) per share, basic and diluted:
Net (loss) per share	$(0.07)	$(0.01)	$(0.71)

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